EXHIBIT 99.05

Consent

Each of the undersigned directors of Randolph Bank & Trust Company (“Randolph”) hereby consents to being named in the Registration Statement filed by Bank of the Carolinas Corporation (“BankCorp”) on Form S-4 (Registration No. 333-144237) as having been selected for appointment to BankCorp’s Board of Directors following completion of the merger of Randolph into Bank of the Carolinas.

August 21, 2007	/S/ D. Harold Briles
D. Harold Briles

August 21, 2007	/S/ Christy B. McKenzie
Christy B. McKenzie

August 21, 2007	/S/ Phillip O. Ridge
Phillip O. Ridge

August 21, 2007	/S/ Doris H. Smith
Doris H. Smith